UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      January 4, 2016

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 4, 2016, AdCare Health Systems, Inc. (the “Company”) announced that the operations of two facilities in Oklahoma were transitioned to a third-party operator on December 31, 2015 and that the Company’s Board of Directors (the “Board”) decided not to declare a cash dividend on the Company’s common stock for the fourth quarter of 2015. The Board will continue to evaluate the Company’s dividend policy throughout 2016. A copy of the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In the announcement attached as Exhibit 99.1 to this Current Report on Form 8-K, the Company presents certain non-GAAP financial measures. Specifically, the Company presents “Funds from Operations (“FFO”)” and “Adjusted Funds from Operations (“Adjusted FFO”).” The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income (loss) from continuing operations attributed to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. Adjusted FFO is calculated as FFO adjusted for the impact of non-cash stock-based compensation and other non-routine adjustments. The Company believes FFO and Adjusted FFO provide enhanced measures of the operating performance of the Company's core portfolio. The Company's computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by many REITs, but the Company believes that it is an appropriate measure for the Company.

FFO and Adjusted FFO should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Company believes that FFO and Adjusted FFO are important supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of real estate investment trusts that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO and Adjusted FFO among the criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and Adjusted FFO can facilitate comparisons of operating performance between periods and between the Company and many REITs. The Company offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO and Adjusted FFO are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Item 8.01	Other Events

On January 4, 2016, the Board announced its decision not to declare a cash dividend on the Company’s common stock for the fourth quarter of 2015 and that the Board will continue to evaluate the Company’s dividend policy throughout 2016.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release issued January 4, 2016.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued January 4, 2016.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

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